Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan
Hilliard, Ohio
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-197732) of Advanced Drainage Systems, Inc. of our report dated September 25, 2023, relating to the financial statements and supplemental schedule of the Advanced Drainage Systems, Inc. Retirement and Stock Ownership Plan which appear in this Form 11-K for the year ended March 31, 2023.
/s/ GBQ PARTNERS LLC
Columbus, Ohio
September 25, 2023